Exhibit 99.1

TrueCar Reports Strong Third Quarter 2014 Financial Results

•                  Record quarterly revenue of $56.8 million, up 51% year-over-year.

•                  Record quarterly transaction revenue of $52.0 million, up 55% year-over-year.

•                  Record Adjusted EBITDA(1) of $3.9 million, up 60% year-over-year and representing an adjusted EBITDA margin of 6.8%.

•                  Non-GAAP net income(1) of $0.3 million, or $0.00 per diluted share, compared to Non-GAAP net (loss) of $(1.4) million, or $(0.02) per share, in the second quarter of 2014.

•                  Net (loss) of $(13.6) million, or $(0.18) per basic and diluted share, compared to a net (loss) of $(15.0) million, or $(0.22) per basic and diluted share, in the second quarter of 2014.

•                  Franchise Dealer Count(2) grew by over 1,800 dealers or 29% year-over-year to a new record high of 8,149. Total TrueCar Certified Dealers, which includes non-franchise dealers, now exceeds 9,000.

SANTA MONICA, Calif., November 5, 2014 — TrueCar, Inc. (NASDAQ: TRUE), the negotiation-free car buying and selling platform, today announced its financial results for the third quarter ended September 30, 2014.

Management Commentary

“The third quarter marked another quarter of financial and operational excellence, with TrueCar delivering record results across every metric,” said Scott Painter, Founder and Chief Executive Officer of TrueCar.  “Revenue of $56.8 million hit yet another all-time high and we delivered record positive adjusted EBITDA of $3.9 million. We also delivered non-GAAP net income of $0.3 million.”

Mr. Painter continued, “With one out of every four dealers in the U.S. on our network, over 4.6 million unique visitors engaging with TrueCar monthly, and our market share of all new car sales in the U.S. on the rise, TrueCar is transforming into one of the most recognizable and relevant brands in automotive. That said, we are still in the early stages of building our platform to deliver the ideal new car buying experience for consumers, dealers and manufacturers.   Mobile platform

(1)  Adjusted EBITDA and Non-GAAP Net Income (Loss) are non-GAAP financial measures. Refer to their definitions and accompanying reconciliations to GAAP Net Loss below.

(2)  Franchise Dealer Count: We define franchise dealer count as the number of franchise dealers in the network of TrueCar Certified Dealers at the end of a given period. This number is calculated by counting the number of brands of new cars sold by dealers in the TrueCar Certified Dealer network at their locations, and includes both single-location proprietorships as well as large consolidated dealer groups.

development, OEM incentive spending efficacy and solving more of the problem, including TrueTrade, will be of core focus in 2015 and beyond.”

Third Quarter 2014 Financial Highlights

•                  Revenues of $56.8 million, an increase of 51% from $37.5 million in the third quarter of 2013.

•                  Transaction revenues of $52.0 million, an increase of 55% from $33.5 million in the third quarter of 2013.

•                  Data and other revenues of $4.8 million, an increase of 20% from $4.0 million in the third quarter of 2013, consisting primarily of Residual Value consulting services and data sales from TrueCar’s ALG subsidiary to OEMs and financial services companies.

•                  Net loss of $13.6 million, or $0.18 per basic and diluted share, compared to a net loss of $4.6 million, or $0.08 per basic and diluted share, in the third quarter of 2013.

•                  Record Adjusted EBITDA of $3.9 million, compared to $2.4 million in the third quarter of 2013.

•                  Non-GAAP net income of $0.3 million or $0.00 per diluted share, compared to a non-GAAP net (loss) of $(1.4) million, or $(0.02) per share, in the second quarter of 2014.

•                  Net (loss) of $(13.6) million, or $(0.18) per basic and diluted share, compared to a net (loss) of $(15.0) million, or $(0.22) per basic and diluted share, in the second quarter of 2014.

Key Operating Metrics

•                  The number of average monthly unique visitors(3) increased 44% to approximately 4.6 million for the third quarter of 2014, up from approximately 3.2 million in the third quarter of 2013.

•                  The number of units(4) increased 47% to 171,775 in the third quarter of 2014, up from 116,503 in the third quarter of 2013.

•                  Monetization(5) was $303 during the third quarter of 2014, up from $288 in the third quarter of 2013.

•                  Franchise Dealer Count increased to 8,149 at September 30, 2014, representing 26% of all new car franchises and year-over-year growth of 29%.

(3)  Average Monthly Unique Visitors: We define a monthly unique visitor as an individual who has visited our website, our landing page on our affinity group marketing partner sites, or our mobile applications within a calendar month. We calculate average monthly unique visitors as the sum of the monthly unique visitors divided by the number of months in that period.

(4)  Units: We define units as the number of automobiles purchased by our users from TrueCar Certified Dealers through TrueCar.com or the car buying sites we maintain for our affinity group marketing partners.

(5)  Monetization: We define monetization as the average transaction revenue per unit, which we calculate by dividing all of our transaction revenue in a given period by the number of units in that period.

•                  Transaction revenue per franchise dealer increased to $6,567 for the third quarter of 2014, representing year-over-year growth of 22%.

Business Outlook

TrueCar is raising its financial outlook for the fourth quarter ending December 31, 2014 as follows:

•                  Revenues are expected to be in the range of $54.5 million to $55.5 million.

•                  Adjusted EBITDA is expected to be in the range of $2.6 million to $2.9 million.

TrueCar is raising its outlook for the full year ending December 31, 2014 as follows:

•                  Revenues are expected to be in the range of $205.7 million to $206.7 million.

•                  Adjusted EBITDA is expected to be in the range of $9.2 million to $9.5 million.

Conference Call Information

Members of TrueCar management will host a conference call today, November 5, 2014, to discuss the third quarter 2014 results at 4:30 p.m. Eastern Time. To participate, callers in the U.S. and Canada should dial 1-877-407-0789 and international callers should dial 1-201-689-8562 and reference the conference ID: 13593461. In addition, a live webcast of the call will be accessible through the Investor Relations section of TrueCar’s website at www.truecar.com and will be archived online for 90 days upon completion of the conference call. A telephonic replay of the call will also be available until 11:59 p.m. Eastern Time, on Thursday, November 20, 2014, by dialing 1-877-870-5176 (domestic) or 1-858-384-5517 (international) and entering the replay pin number: 13593461.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding TrueCar’s future growth potential and opportunities, in particular growth in our market share of new car sales in the U.S. and the expansion of our product suite to include OEMs, our ability to increase brand recognition and relevance, expectations regarding future revenues and Adjusted EBITDA, long-term financial objectives, business strategy, plans and objectives are forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions that may prove incorrect, any of which could cause our results to differ materially from those expressed or implied by such forward-looking statements.  Among the risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: our ability to manage our growth especially in light of our limited operating history; our dependence upon our affinity group marketing partners, especially USAA; compliance with U.S.

federal and state laws and regulations directly or indirectly applicable to our business; our ability to compete effectively in an increasingly competitive market and to enhance our brand; our ability to continue to expand our dealer network and to increase our user traffic and the number of transactions between our dealer network and our users, our ability to successfully develop and introduce complementary new products to address our target markets, including OEM’s, and to continue to enhance our mobile solutions; consumer demand, global supply chain challenges and macro-economic issues that affect the automobile industry; security breaches in our systems or other service disruptions; our ability to protect our intellectual property rights; and other risks and uncertainties described more fully under the heading “Risk Factors” in TrueCar’s registration statement on Form S-1 filed on May 15, 2014, its quarterly report on Form 10-Q for the quarter ended June 30, 2014 filed on August 14, 2014 and its quarterly report on Form 10-Q to be filed for the quarter ended September 30, 2014, with the Securities and Exchange Commission. Moreover, the company operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for TrueCar management to predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements the company may make.  All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements, which speak only as of their respective dates.

Use of Non-GAAP Financial Measures

In addition to generally accepted accounting principles in the United States or GAAP, this earnings release includes the following non-GAAP financial measures; Adjusted EBITDA and Non-GAAP net income (loss).  We define Adjusted EBITDA as net loss adjusted to exclude interest income, interest expense, income taxes, depreciation and amortization, stock-based compensation, warrant expense, change in the fair value of contingent consideration, ticker symbol acquisition costs, certain legal costs, IPO-related expenses and transaction costs from acquisitions. We define Non-GAAP net income (loss) as net loss adjusted to exclude stock-based compensation, change in fair value of preferred stock warrant liability, non-cash warrant expense, transaction costs from acquisitions, change in the fair value of contingent consideration, ticker symbol acquisition costs, IPO-related expenses, and certain legal costs. We have provided below a reconciliation of each of Adjusted EBITDA and Non-GAAP net income (loss) to net loss, the most directly comparable GAAP financial measure. Neither Adjusted EBITDA nor Non-GAAP net income (loss) should be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP.

We believe that Adjusted EBITDA and Non-GAAP net income (loss) are useful because they facilitate operating performance comparisons on a period-to-period basis as they exclude variations primarily caused by changes in the excluded items noted above. In addition, we believe that Adjusted EBITDA, Non-GAAP net income (loss) and similar measures are widely used by investors, securities analysts, rating agencies and other parties in evaluating companies as measures of financial performance.

Our use of each Adjusted EBITDA and Non-GAAP net income (loss) has limitations as an analytical tool, and you should not consider either in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•                  Adjusted EBITDA does not reflect the payment or receipt of interest or the payment of income taxes;

•                  Neither Adjusted EBITDA nor Non-GAAP net income (loss) reflects changes in, or cash requirements for, our working capital needs;

•                  Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditures or any other contractual commitments;

•                  Neither Adjusted EBITDA nor Non-GAAP net income (loss) reflects the cash costs to advance our claims in respect of certain litigation.

•                  Neither Adjusted EBITDA nor Non-GAAP net income (loss) consider the potentially dilutive impact of shares issued or to be issued in connection with share-based compensation or warrant issuances; and

•                  Other companies, including companies in our own industry, may calculate Adjusted EBITDA and Non-GAAP net income (loss) differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, you should consider Adjusted EBITDA and Non-GAAP net income (loss) alongside other financial performance measures, including various cash flow metrics, net loss and our other GAAP results. In addition, in evaluating Adjusted EBITDA and Non-GAAP net income (loss), you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving Adjusted EBITDA and Non-GAAP net income (loss) and you should not infer from our presentation of Adjusted EBITDA and Non-GAAP net income (loss) that our future results will not be affected by these expenses or any unusual or non-recurring items.

About TrueCar

TrueCar, Inc. (NASDAQ: TRUE) is the negotiation-free car buying and selling platform. TrueCar enables a negotiation-free car buying experience by giving buyers transparent insight into what others actually paid (price confidence), upfront pricing information (price discovery), and access to a network of trusted TrueCar Certified Dealers who provide guaranteed savings certificates and seamlessly complete the car purchase. The reality is that buying a car is painful and buyers fear they are going to overpay or be surprised with unanticipated fees. TrueCar’s transparent upfront pricing information makes the car buying process simple so there are no surprises and buyers never overpay. TrueCar’s mission is to make car buying simple, fair and fun. Its national network of more than 9,000 TrueCar Certified Dealers, including both new car franchise dealers and independent dealers, is committed to providing negotiation-free savings off MSRP and upfront pricing information for all car-buyers, including members of some of the country’s largest membership and service organizations such as AARP, American Express, AAA, and USAA. Note: Not all program features are available in all states. Go to www.truecar.com for program details. TrueCar is headquartered in Santa Monica, Calif., with offices in Santa Barbara, Calif., San Francisco, Calif., and Austin, Texas.

INVESTOR CONTACTS:

Alison Sternberg

Vice President, Investor Relations and Administration

O: 800.200.2000 x 8771

investors@true.com

Laura Bainbridge

Addo Communications

O: 310.829.5400

investors@true.com

MEDIA CONTACT:

Alan Ohnsman

Senior Vice President & Chief Communications Officer

O: 800.200.2000 x 8044

AOhnsman@truecar.com

TrueCar, Inc.

Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Revenues	$56,751	$37,547	$151,178	$93,813
Costs and operating expenses:
Cost of revenue	4,666	3,652	12,524	11,087
Sales and marketing	36,399	21,878	97,458	51,287
Technology and development	10,906	5,512	26,751	16,934
General and administrative	14,919	7,716	42,873	20,658
Depreciation and amortization	3,388	3,241	9,474	9,175
Total costs and operating expenses	70,278	41,999	189,080	109,141
Loss from operations	(13,527)	(4,452)	(37,902)	(15,328)
Interest income	14	30	41	91
Interest expense	(27)	(58)	(327)	(1,809)
Other income	20	5	30	19
Loss before provision for income taxes	(13,520)	(4,475)	(38,158)	(17,027)
Provision for income taxes	(120)	(136)	(437)	(409)
Net loss	$(13,640)	$(4,611)	$(38,595)	$(17,436)
Net loss per share:
Basic and diluted	$(0.18)	$(0.08)	$(0.56)	$(0.30)
Weighted average common shares outstanding, basic and diluted	76,880	59,799	68,315	58,096

Consolidated Balance Sheets

(Unaudited)

(In thousands)

	September 30,	December 31,
	2014	2013
Assets
Current assets
Cash and cash equivalents	$112,999	$43,819
Restricted cash — current	—	2,000
Accounts receivable	28,953	18,803
Notes receivable from related parties — current	380	178
Prepaid expenses	6,239	3,550
Other current assets	1,827	1,226
Total current assets	150,398	69,576
Property and equipment, net	28,688	15,238
Goodwill	53,270	53,270
Intangible assets, net	28,984	31,834
Notes receivable from related parties	—	2,682
Other assets	427	2,150
Total assets	$261,767	$174,750

Liabilities, Convertible Preferred Stock and Stockholders’ Equity

Current liabilities
Accounts payable	$12,350	$9,804
Accrued employee expenses	9,778	10,129
Revolving line of credit	5,000	4,764
Other accrued expenses	11,296	6,242
Total current liabilities	38,424	30,939
Deferred tax liabilities	2,223	1,791
Lease Financing Obligation	5,970	—
Other liabilities	473	616
Total liabilities	47,090	33,346
Commitments and contingencies
Series A convertible preferred stock	—	29,224

Stockholders’ Equity
Common stock	8	6
Additional paid-in capital	415,824	275,803
Notes receivable from related parties	—	(1,069)
Accumulated deficit	(201,155)	(162,560)
Total stockholders’ equity	214,677	112,180
Total liabilities, convertible preferred stock and stockholders’ equity	$261,767	$174,750

TrueCar, Inc.

Reconciliation of Net Loss to Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2014		2013	2014		2013

Net loss	$(13,640)		$(4,611)	$(38,595)		$(17,436)
Non-GAAP Adjustments:
Interest income	(14)		(30)	(41)		(91)
Interest expense	27		58	327		1,809
Depreciation and amortization	3,388		3,241	9,474		9,175
Stock-based compensation	9,440		1,968	20,978		5,584
IPO-related expenses	—		—	3,717		—
Warrant expense	3,675		1,626	8,289		2,888
Change in fair value of contingent consideration	—		23	—		71
Ticker symbol acquisition costs	—		—	803		—
Certain litigation costs	864	(1)	—	1,239	(1)	—
Provision for income taxes	120		136	437		409
Adjusted EBITDA	$3,860		$2,411	$6,628		$2,409

(1) The excluded amounts relate to legal costs incurred in connection with a claim we filed against Sonic Automotive Holdings, Inc. for trademark infringement and related matters.  We have not historically excluded these costs from Adjusted EBITDA; however, as we have incurred increasing costs to advance our claim, we believe that their exclusion is appropriate to facilitate period-to-period operating performance comparisons.

TrueCar, Inc.

Reconciliation of Non-GAAP net (loss) income to GAAP net loss

(Unaudited)

(In thousands)

	Three Months Ended			Nine Months Ended		Three Months Ended
	September 30,			September 30,		June 30,
	2014		2013	2014	2013	2014

Net loss	$(13,640)		$(4,611)	$(38,595)	$(17,436)	$(15,034)
Non-GAAP Adjustments:
Stock-based compensation	9,440		1,968	20,978	5,584	7,396
Warrant expense	3,675		1,626	8,289	2,888	2,280
Change in fair value of contingent consideration	—		23	—	71	—
Ticker symbol acquisition costs	—		—	803	—	—
IPO-related expenses	—		—	3,717	—	3,717
Certain litigation costs	864	(1)	—	1,239 (1)	—	254 (1)
Non-GAAP net income (loss)	$339		$(994	$(3,569)	$(8,893)	$(1,387)

Non-GAAP net income (loss) per share:
Basic	$0.00		$(0.02	$(0.05)	$(0.15)	$(0.02)
Diluted	$0.00		$(0.02	$(0.05)	$(0.15)	$(0.02)

Weighted average common shares outstanding:
Basic	76,880		59,799	68,315	58,096	67,784
Diluted	88,604		59,799	68,315	58,096	67,784

(1) The excluded amounts relate to legal costs incurred in connection with a claim we filed against Sonic Automotive Holdings, Inc. for trademark infringement and related matters.  We have not historically excluded these costs from Adjusted EBITDA; however, as we have incurred increasing costs to advance our claim, we believe that their exclusion is appropriate to facilitate period-to-period operating performance comparisons.